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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ANTIGENICS INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                                  06-1562417
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        (State of Incorporation                         (IRS Employer
            or Organization)                         Identification No.)

      630 Fifth Avenue, Suite 2100
           New York, New York                               10111
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(Address of Principal Executive Offices)                  (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form
relates:      333-91747
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           (If Applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class             Name of Each Exchange on Which
         to be so Registered             Each Class is to be Registered
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                None                                  None

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.01 par value
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                                (Title of Class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         We incorporate by reference the description of our common stock, $.01 par value per share, appearing under the headings "Description of Capital Stock" and "Shares Eligible for Future Sale" in our Registration Statement on Form S-1, including any amendments thereto (File No. 333-91747).



Item 2.  EXHIBITS.

         The following exhibits are filed as part of this registration statement:

         3.1*    Certificate of Incorporation of Antigenics.

         3.2*    By-laws of Antigenics.

         4.2* Form of Warrant to Purchase Common Stock, together with a list of holders.

         4.3* Form of Subscription Agreement, as amended, together with a list of parties thereto.

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*        Incorporated by reference to the Exhibits of the same number to the
         Registrant's Registration Statement on Form S-1, including any amendments thereto (File No. 333-91747).




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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      ANTIGENICS INC.



Date:  January 24, 2000               By:  /s/ Garo H. Armen
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                                           Garo H. Armen
                                           President and Chief Executive Officer




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